                                                       Innes Street
                                                   Financial Corporation
                                                     Stock Order Form
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                                         CITIZEN'S BANK, FSB    EXPIRATION DATE
                                      401 WEST INNES STREET     for Stock Order
                                          P.O. BOX 1929             Forms:
                                          SALISBURY, NC         November, 1998
                                            28145-1929            12:00 Noon,
                                          (704)633-2341          Eastern Time
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 IMPORTANT--PLEASE NOTE: A properly completed original stock order form must be used to subscribe for common stock. Faxes or copies of this form are not required to be accepted. Please read the Stock Ownership Guide and Stock
 Order Form Instructions as you complete this Form.
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 (1) NUMBER OF  SUBSCRIPTION   (2) TOTAL       The minimum number of shares that
      SHARES       PRICE      PAYMENT DUE      may be subscribed for is 15
                                               shares and the maximum purchase
        [_]     X   $30.00 =     [_]           by any purchaser or by any
                                               purchasers exercising
                                               subscription rights through a
                                               single account together with all
                                               Associates as defined in the
                                               Prospectus, is 20,000 shares,
                                               except for purchases by the
                                               Employee Stock Ownership Plan of
                                               Citizens Bank, FSB ("Citizens
                                               Bank") or as otherwise
                                               determined by the Board of
                                               Directors. The maximum
                                               purchase limits are subject to
                                               possible change.

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[_] (3) EMPLOYEE/OFFICER/DIRECTOR INFORMATION
    Check here if you are a director, officer or employee of Citizens
    Bank or a member of such person's immediate family.
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[_] (4) METHOD OF PAYMENT/CHECK                      Check Amount
    Enclosed is a check, bank draft or money
    order made payable to Innes Street
    Financial Corp. in the amount of:                   [_____]
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[_] (5) METHOD OF PAYMENT/WITHDRAWAL
    The undersigned authorizes withdrawal from the following account(s) at Citizens Bank. There is no penalty for early withdrawal for purposes of this payment.
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          Account Number(s)                    Withdrawal Amount(s)
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      Total Withdrawal Amount
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    (6) PURCHASER INFORMATION
 A. [_] Eligible Account Holder -- Check here if you were a depositor of at least $50.00 at Citizens Bank on December 31, 1996. Enter information below for all deposit accounts that you had at Citizens Bank on December 31, 1996.

 B. [_] Supplemental Eligible Account Holder--Check here if you were a depositor of at least $50.00 at Citizens Bank on September 30, 1998 but are not an Eligible Account Holder. Enter information below for all deposit accounts that you had at Citizens Bank on September 30, 1998.

 C. [_] Other Member -- Check here if you were a borrower from Citizens Bank on __________, 1998 (the Voting Record Date) or a depositor of Citizens Bank on
    __________, 1998 who did not have a deposit on December 31, 1996 or September 30, 1998. Enter information below for all loan and deposit accounts that you had at Citizens Bank on __________, 1998 (the Voting Record Date).

 D. [_] Local Community Resident --Check here if you are a permanent resident of Iredell or Rowan County, North Carolina.

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    Account Title (Names on Accounts)             Account Number(s)
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 PLEASE NOTE: FAILURE TO LIST ALL YOUR ACCOUNTS MAY RESULT IN THE LOSS OF PART
 OR ALL OF YOUR SUBSCRIPTION RIGHTS. IF ADDITIONAL SPACE IS NEEDED, PLEASE UTILIZE THE BACK OF THIS STOCK ORDER FORM.

    (7) STOCK REGISTRATION/FORM OF STOCK OWNERSHIP

[_] Individual                            [_] Joint Tenants                [_] Tenants in Common
[_] Fiduciary (i.e. trust, estate, etc.)  [_] Corporation or Partnership   [_] Uniform Transfer to Minors Act   [_] Other ________
    (8) NAME(S) IN WHICH STOCK IS TO BE REGISTERED (PLEASE PRINT CLEARLY)                              Social Security # or Tax ID

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 Name(s) continued                                   Social Security # or Tax ID
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 Street Address                       City           State        Zip Code
---------------------------------------------------- ------------ ---------------

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    (9) TELEPHONE INFORMATION     Daytime   Evening  County of Residence
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        (   )                               (   )
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
[_] (10) NASD AFFILIATION
    Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD Affiliation box, (i) not to sell, transfer or hypothecate the stock for a period of 90 days following issuance, and (ii) to report this subscription in writing to the applicable NASD member within one day of payment therefor.
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[_] (11) ASSOCIATE--ACTING IN CONCERT
    Check here, and complete the reverse side of this Form, if you or any associate (as defined on the reverse side of this Form) or persons acting in concert with you have submitted other orders for shares in the Subscription and/or Community Offerings.

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    (12) ACKNOWLEDGMENT To be effective, this fully completed Stock Order Form must be actually received by Citizens Bank, no later than 12:00 p.m. Noon, Eastern Time, on November __, 1998, unless extended; otherwise this Stock Order Form and all subscription rights will be void. Completed Stock Order Forms, together with the required payment or withdrawal authorization, may be delivered to Citizens Bank or may be mailed to the Post Office Box indicated on the enclosed business reply envelope. All rights exercisable hereunder are not transferable and shares purchased upon exercise of such rights must be purchased for the account of the person exercising such rights. It is understood that this Stock Order Form will be accepted in accordance with, and subject to, the terms and conditions of the Plan of Holding Company Conversion ("Plan of Conversion") of Citizens Bank described in the accompanying Prospectus. If the Plan of Conversion is not approved by the voting members of Citizens Bank at a Special Meeting to be held on November __, 1998, or any adjournment thereof, all orders will be cancelled and funds received as payment, with accrued interest, will be returned promptly.

    The undersigned agrees that after receipt by Citizens Bank, this Stock Order Form may not be modified, withdrawn or cancelled (unless the conversion is not completed within 45 days after the completion of the Subscription Offering) without Citizens Bank's consent, and if authorization to withdraw from deposit accounts at Citizens Bank has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned.

    Under penalty of perjury, I certify that the Social Security or Tax ID Number and the other information provided under number 8 of this Stock Order Form are true, correct and complete, that I am not subject to back-up withholding, that I am purchasing for my own account and that there is no agreement or understanding regarding the transfer of my subscription rights or the sale or transfer of these shares.

    Applicable Federal Regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of conversion subscription rights, or the underlying securities to the account of another. Citizens Bank and Innes Street Financial Corporation may pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer. I acknowledge that the common stock offered is not a savings or deposit account and is not insured by the Savings Association Insurance Fund, the Bank Insurance Fund, the Federal Deposit Insurance Corporation, or any other government agency, may lose value and is not guaranteed by Innes Street Financial Corp.

    A VALID STOCK ORDER FORM MUST BE SIGNED AND DATED TWICE: BELOW AND ON THE FORM OF CERTIFICATION ON THE REVERSE HEREOF.


 SIGNATURE             DATE   SIGNATURE            DATE
---------------------------   -------------------------   DATE REC'D _________
                                                          CATEGORY ___________
---------------------------   -------------------------   ORDER # __ BATCH ___
                                                          DEPOSIT ____________

 A SIGNED FORM OF CERTIFICATION MUST ACCOMPANY ALL STOCK ORDER FORMS (SEE REVERSE SIDE)

Account Title (Names on    Account       Account Title (Names on     Account
       Accounts)          Number(s)             Accounts)           Number(s)
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ITEM (11)--(CONTINUED)

List below all other orders       "Associate" is defined as: (i) any
submitted by you or your          corporation or organization (other than
Associates (as defined) or by     Citizens Bank, FSB, Innes Street Financial
persons acting in concert with    Corporation, or a majority-owned subsidiary
you.                              of Citizens Bank, FSB or Innes Street
                                  Financial Corporation) of which such person
                     Number of    is an officer or partner or is, directly or
  Name(s) listed on   Shares      indirectly, the beneficial owner of 10% or
  other Stock Order   Ordered     more of any class of equity securities; (ii)
        Forms                     any trust or other estate in which such
-------------------------------- person has a substantial beneficial interest -------------------------------- or as to which such person serves as a
-------------------------------- trustee or in a similar fiduciary capacity; -------------------------------- except for any tax-qualified employee stock -------------------------------- benefit plan or any charitable trust which is exempt from federal taxation pursuant to
                                  Section 501(c)(3) of the Code; and (iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of Citizens Bank, FSB, Innes Street Financial Corporation or any subsidiaries thereof.

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  A VALID STOCK ORDER FORM MUST BE SIGNED AND DATED BELOW AND ON THE FRONT OF
                                  THIS FORM.

                             FORM OF CERTIFICATION

 I/WE ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR SAVINGS ACCOUNT AND IS NOT FEDERALLY INSURED, AND IS NOT GUARANTEED BY CITIZENS BANK, FSB (THE "BANK") OR BY THE FEDERAL GOVERNMENT.

 I/We further certify that, before purchasing the common stock, no par value per share, of Innes Street Financial Corporation, the proposed holding
 company for Citizens Bank, FSB, I/we received a Prospectus dated       ,
 1998 (the "Prospectus").

 The Prospectus that I/we received contains disclosure concerning the nature of the security being offered and describes the risks involved in the investment, including but not limited to:

   1. Geographic Concentration of Credit Risk and Origination
      Policy of the Bank                                          (page  )
   2. Interest Rate Risk                                          (page  )
   3. Competition                                                 (page  )
   4. Anticipated Low Return on Equity Following Conversion       (page  )
   5. Limited Market for the Common Stock                         (page  )
   6. Increase in Overhead Expenses                               (page  )
   7. Year 2000 Compliance                                        (page  )
   8. Cost and Possible Dilutive Effect of the MRP and Option
      Plan                                                        (page  )
   9. Anti-Takeover Considerations                                (page  )
  10. Regulatory Oversight                                        (page  )
  11. Best Efforts Offering                                       (page  )
  12. Possible Adverse Tax Consequences of the Distribution of
      Subscription Right                                          (page  )

 Signature                    Date       Signature                    Date
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 Name (Please Print)                     Name (Please Print)
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